UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CDW CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS FILING INCLUDES AN EMAIL FROM CDW’S CHIEF EXECUTIVE OFFICER, JOHN EDWARDSON, TO CDW COWORKERS ON JULY 17, 2007.
The Latest News on the MDP Transaction
I’m happy to tell you we reached some important milestones in the MDP transaction late last week.
The U.S. Securities and Exchange Commission (SEC) decided not to review the preliminary proxy statement that we filed with them a couple of weeks ago. That’s good news, because it means we were able to file our final, or “definitive,” proxy statement with the SEC late last Friday. While it may not sound like much, it is a major step in moving the transaction along. As you may recall, the proxy statement contains important information about the transaction that all shareholders should read before deciding how to vote on the transaction at a special meeting.
We have now mailed the proxy statement to all shareholders of record as of July 5, 2007. The proxy statement will include a proxy card that shareholders can use to mail in their vote should they not be able to attend the meeting in person. As always, our shareholders can also vote by telephone or over the Internet, as well. We have now scheduled that special shareholders meeting for Thursday, August 9. We encourage those of you who are shareholders to vote on the transaction.
With these developments, we are well on our way toward closing the transaction by the second half of Q3 or early Q4 of 2007. Keep in mind that until the transaction closes, we are still a public company and are required to operate as such. We will continue to keep you updated as this process moves forward. As always, contact your manager, your EC member or me with any questions. Thank you for your hard work, for keeping your focus on our customers during this process, and for showing everyone that...
Nobody Does It Better!
John

Where You Can Find Additional Information
In connection with the proposed merger between CDW and an affiliate of Madison Dearborn Partners LLC, CDW filed with the SEC, and is furnishing to its shareholders, a definitive proxy statement soliciting proxies for the meeting of its shareholders to be held with respect to the Merger. CDW SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. CDW shareholders and other interested parties can obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. CDW shareholders and other interested parties can also obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to CDW Corporation, 200 N. Milwaukee Ave. , Vernon Hills, Illinois 60061, Attention: Corporate Secretary, telephone: (847) 465-6000, or from CDW’s website, http://www.cdw.com.
CDW and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of CDW with respect to the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the definitive proxy statement described above.
Statements about the expected timing, completion and effects of the proposed merger between CDW and an affiliate of Madison Dearborn Partners, LLC, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. CDW may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain shareholder approval, the failure of financing or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by CDW with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation CDW’s Annual Report on Form 10-K for the year ended December 31, 2006.

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